Exhibit 99.1

Tri-S Security Announces Adjusted Results

For the 4th Quarter and Year Ended December 31, 2007

ATLANTA – Monday, March 31, 2008 – Tri-S Security Corp. (NASDAQ: TRIS), a provider of security services and equipment for government and private entities, today announced its adjusted results of operations for the fourth quarter and year ended December 31, 2007. Tri-S provides security services through its two wholly-owned subsidiaries, The Cornwall Group, Inc. (“Cornwall”) and Paragon Systems, Inc. (“Paragon”).

Fourth Quarter and Year Ended December 31, 2007

Subsequent to the issuance of its press release on March 26, 2008, the company decided not to recognize a deferred tax asset of $482,000. As a result of this determination, the net loss (1) for the three months ended December 31, 2007 has been adjusted to $2.2 million, or 0.59 cents per share, from the previously published loss of $1.7 million, or 0.46 cents per share, and (2) for the year ended December 31, 2007 has been adjusted to $4.3 million, or 1.02 cents per share, from the previously published loss of $3.8 million, or 0.91 cents per share. The effect of this adjustment is reflected in the accompanying financial statements for the fourth quarter and year ended December 31, 2007.

About Tri-S Security Corp.

Based in Atlanta, GA, Tri-S Security Corp. (NASDAQ: TRIS) is a provider of security services and equipment for government and private entities. Security services include uniformed guards, electronic monitoring systems, personnel protection, access control, crowd control and the prevention of sabotage, terrorist and criminal activities. As a leading aggregator of elite security companies, Tri-S Security is designed to build a strong enterprise in which to service a unique customer base that ensures America’s safety at home and work. Tri-S Security assumes responsibility for the marketing, infrastructure and overall operational performance for its subsidiaries. Tri-S Security’s management leverages highly trained government officers, experienced industry leaders, proven financial executives and infrastructure experts to consolidate the fragmented security industry into one efficient and effective security force.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commissions by visiting http://www.sec.gov.

Contact:

Tri-S Security Corporation

Ronald Farrell, Chief Executive Officer

ronfarrell@trissecurity.com

1-678-808-1540

Investor Relations Counsel :

Booke and Company, Inc.

1-212 -490-9095

Tri-S Security Corporation and Subsidiaries

Statements of Operations

Audited

(In thousands, except per share data)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Revenues	$23,507	$20,664	$88,943	$75,725

Cost of revenues:
Direct labor	15,006	13,115	56,681	47,353
Indirect labor and other contract support costs	7,271	5,280	25,173	19,256
Amortization of customer contracts	404	405	1,617	1,638

	22,681	18,800	83,471	68,247

Gross profit	826	1,864	5,472	7,478
Selling, general and administrative	2,981	2,987	11,370	11,682
Amortization of intangible assets	251	232	927	928

	3,232	3,219	12,297	12,610

Operating (loss)	(2,406)	(1,355)	(6,825)	(5,132)

Income from investment in Army Fleet Support, LLC	—	—	—	384

Other income (expense):
Interest expense, net	(570)	(441)	(2,454)	(3,134)
Interest on series C redeemable preferred stock	—	(75)	(211)	(300)
Gain on sale of Army Fleet Support, LLC	—	—	—	1,903
Other income	98	(102)	2,549	752

	(472)	(618)	(116)	(779)

Loss before income taxes	(2,878)	(1,973)	(6,941)	(5,527)
Income tax benefit	(691)	(662)	(2,638)	(1,694)

Net loss	$(2,187)	$(1,311)	$(4,303)	$(3,833)

Basic and diluted net (loss) per common share	$(0.59)	$(0.37)	$(1.02)	$(1.11)
Basic and diluted weighted average number of common shares	3,723	3,544	4,203	3,448

Tri-S Security Corporation and Subsidiaries

Balance Sheets

(In thousands, except per share data)

	Audited December 31, 2007	Audited December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$465	$66
Trade accounts receivable, net	13,993	13,313
Prepaid expenses and other assets	701	649

Total current assets	15,159	14,028

Property and equipment, less accumulated depreciation	476	597
Goodwill	16,078	16,078
Intangibles
Customer contracts	2,647	4,264
Deferred loan costs	515	1,143
Other	769	991

Total assets	$35,644	$37,101

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$1,983	$1,104
Other accrued expenses	895	1,227
Accrued salary and benefits	3,940	3,240
Factoring facility	11,625	7,506
Income taxes payable	586	1,269
10% convertible notes	7,473
Series C preferred stock subject to mandatory redemption	—	6,000
Long-term debt—current portion	8	284

Total current liabilities	26,510	20,630

Other liabilities:
10% convertible notes	—	7,273
Deferred income taxes	—	1,974
2007 term loan	2,500	—
Accrued interest expense—long term	353	400
Series D preferred stock subject to mandatory redemption	1,500	—

	4,353	9,647

Total liabilities	30,863	30,277

Stockholders’ equity:	4	3
Common stock, $0.001 par value, 25,000,000 shares authorized, 4,248,704 and 3,503,280 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively

Treasury stock	(105)	(105)
Additional paid-in capital	16,368	14,109
Retained deficit	(11,486)	(7,183)

Total stockholders’ equity	4,781	6,824

Total liabilities and stockholders’ equity	$35,644	$37,101

Tri-S Security Corporation and Subsidiaries

Statements of Cash Flows

Audited

(In thousands)

	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Cash flow from operating activities:
Net (loss)	$(4,303)	$(3,833)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Gain on Paragon settlement	(1,888)	-
Gain on Cornwall settlement	(250)	-
Gain on sale of non-core assets	-	(2,381)
Payment made for Paragon settlement	(1,250)	-
Income from joint venture, net	-	(384)
Bad debt expense	488	59
Depreciation and amortization	2,920	2,909
Deferred income tax benefits	(1,974)	(3,095)
Common shares, options and warrants in exchange for services and interest	238	377
Non-cash interest expense	837	875
Changes in operating assets and liabilities:
Unbilled revenues and trade accounts receivable	(1,168)	(2,345)
Prepaid expenses and other assets	(52)	418
Trade accounts payable	878	(95)
Accrued liabilities	319	(1,486)
Income taxes payable	(683)	1,426

Net cash (used) by operating activities	(5,888)	(7,555)

Cash flow from investing activities:
Acquisition of subsidiary, net of cash acquired		(3)
Proceeds from sale of investment in joint venture	—	10,810
Distributions from investment in joint venture	—	175
Proceeds from sale of assets	—	1,301
Purchase of property and equipment	(254)	(203)

Net cash provided (used) by investing activities	(254)	12,080

Cash flow from financing activities:
Proceeds from exercise of stock options		9
Proceeds from factoring facility, net	4,119	315
Proceeds of (repayments on) of term loans	2,500	(5,092)
Deferred financing costs	(78)	(43)
Deferred initial public offering costs	—	(111)

Net cash provided (used) by financing activities	6,541	(4,922)

Net increase (decrease) in cash and cash equivalents	399	(397)
Cash and cash equivalents at beginning of period	66	463

Cash and cash equivalents at end of period	$465	$66

Supplemental disclosures of cash flow information:
Interest paid	$1,850	$1,873
Income taxes paid	$15	$149
Satisfaction of officer note through issuance of treasury stock	$—	$105

Tri-S Security Corporation and Subsidiaries

EBITDA, as adjusted

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Net Loss	$(2,187)	$(1,311)	$(4,303)	$(3,833)

Adjustments:
Income tax expense (benefit)	(691)	(662)	(2,638)	(1,694)
Interest expense, net	570	441	2,454	3,134
Interest on preferred stock subject to mandatory redemption	—	75	211	300
Gain on sale of assets	—	—	(1,888)	(2,381)
Other income/(expense)	(98)	102	(661)	(274)
Income from Investment in Army Fleet Support, LLC	—	—	—	(384)
Amortization of intangible assets	252	232	928	942
Amortization of customer contracts	404	405	1,617	1,624
Depreciation	108	84	375	341
Non-cash stock based compensation	74	78	236	377

EBITDA, as adjusted	$(1,568)	$(556)	$(3,669)	$(1,848)